UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

December 15, 2024

Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-12019

Pennsylvania	23-0993790
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

901 E. Hector Street

Conshohocken, Pennsylvania 19428

(Address of principal executive offices)

(Zip Code)

(610) 832-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	KWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2024, the Compensation and Human Resources Committee of the Board of Directors of Quaker Chemical Corporation (the “Company”) granted special long-term incentive equity compensation awards (the “Awards”) in the form of restricted stock units (“RSUs”) to (i) Tom Coler, Executive Vice President, Chief Financial Officer, consisting of a target number of 5,565 RSUs and (ii) Jeewat Bijlani, Executive Vice President, Chief Strategy Officer, consisting of a target number of 4,255 RSUs. The RSUs were made pursuant to a new form of Restricted Stock Unit Award Agreement (the “Award Agreement”) under the Quaker Houghton Long-Term Performance Incentive Plan.

The Awards are in the form of time-based RSUs subject to a performance modifier based on the Company’s relative Total Shareholder Return (“TSR”) compared to the S&P 1500 Chemicals Index (the “Index”). The RSUs vest on the third anniversary of the grant. As a result of the performance modifier, the target number of RSUs that vest under the Awards will be adjusted from 75% to 125% of the target number of RSUs depending on the achievement of the relative TSR performance criteria measured at the end of the three-year performance period from December 15, 2024 through December 15, 2027. If the Company’s TSR over the measurement period is equal to or below the 25th percentile of the Index, the target number of RSUs will be reduced by 25%. If the Company’s TSR over the measurement period is equal to or above the 75th percentile of the Index, the target number of RSUs will be increased by 25%. If the Company’s TSR is above the 25th percentile of the Index and below the 75th percentile of the Index, the RSUs will vest at target.

Vesting of the Awards is contingent upon each executive’s continued employment with the Company through the vesting date, subject to certain exceptions for prorated vesting in the event of termination of employment due to death, disability or by the Company without cause, or in the event of a change in control. Each vested RSU entitles the executive to receive one share of the Company’s common stock.

The Award Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Award Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Award Agreement.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1*	Form of Restricted Stock Unit Award Agreement for certain executive officers under Registrant’s 2024 Long-Term Performance Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Management contract, compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: December 17, 2024	By:	/s/ Robert T. Traub
Robert T. Traub
Senior Vice President, General Counsel and Corporate Secretary

3